UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2012

FASTENAL COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (507) 454-5374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 17, 2012, Fastenal Company (‘Fastenal’) held its annual meeting of shareholders in Winona, Minnesota (‘2012 Annual Meeting’). At the 2012 Annual Meeting, Fastenal’s shareholders approved an amended and restated Fastenal Company Incentive Plan (‘Plan’). The full text of the Plan is set forth in Appendix A to the proxy statement for the 2012 Annual Meeting (‘Proxy Statement’), and the description of the Plan contained in the portion of the Proxy Statement entitled “Proposal #4 – Approval of an Amended and Restated Fastenal Company Incentive Plan” is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As noted above, on April 17, 2012, Fastenal held its 2012 Annual Meeting. As of the record date, there were 295,323,074 shares of Common Stock outstanding and entitled to vote at the 2012 Annual Meeting. There were 271,069,971 shares of Common Stock represented in person or by proxy at the 2012 Annual Meeting; therefore, a quorum was present. The following is a brief summary of each matter voted upon at the 2012 Annual Meeting:

•

Proposal #1 – Election of directors. The election of a board of directors consisting of nine members to serve until the next regular meeting of shareholders or until their successors have been duly elected and qualified. The voting results were as follows:

Names of Directors	Total Number of Votes Cast For	Total Number of Votes Withheld
Robert A. Kierlin	226,770,949	2,585,093
Stephen M. Slaggie	226,922,378	2,433,664
Michael M. Gostomski	221,261,791	8,094,251
Willard D. Oberton	227,647,897	1,708,145
Michael J. Dolan	219,425,253	9,930,789
Reyne K. Wisecup	226,841,350	2,514,692
Hugh L. Miller	221,553,586	7,802,456
Michael J. Ancius	228,836,943	519,099
Scott A. Satterlee	221,587,500	7,768,542

There were 41,713,929 Broker Non-Votes.

Based on the votes set forth above, all of the foregoing persons were duly elected to serve until the next regular meeting of shareholders or until their successors have been duly elected and qualified.

Proposal #2 – Ratification of appointment of independent registered public accounting firm. The voting results were as follows:

	260,924,480	260,924,480
For	Against	Abstain
260,924,480	9,915,122	230,369

Based on the votes set forth above, the selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2012 was duly ratified by our shareholders.

Proposal #3 – An advisory vote on a non-binding resolution to approve the compensation of Fastenal’s named executive officers as disclosed in the proxy statement for the 2012 Annual Meeting. The voting results were as follows:

	227,219,947	227,219,947
For	Against	Abstain
227,219,947	1,606,561	529,534

There were 41,713,929 Broker Non-Votes.

Based on the votes set forth above, the resolution for the approval, on an advisory basis, of the compensation of our named executive officers was duly adopted by our shareholders.

Proposal #4 – Approval of an amended and restated Fastenal Company Incentive Plan. The voting results were as follows:

	224,970,808	224,970,808
For	Against	Abstain
224,970,808	3,876,774	508,460

There were 41,713,929 Broker Non-Votes.

Based on the votes set forth above, the amended and restated Fastenal Company Incentive Plan was duly approved by our shareholders.

Proposal #5 – Approval of an amendment to Fastenal’s restated articles of incorporation to require a majority vote for the election of directors. The voting results were as follows:

	228,962,479	228,962,479
For	Against	Abstain
228,962,479	186,667	206,896

There were 41,713,929 Broker Non-Votes.

Based on the votes set forth above, the amendment to our restated articles of incorporation to require a majority vote for the election of directors was duly approved by our shareholders.

Additional information regarding Fastenal Company is available on the Fastenal Company World Wide Web site at www.fastenal.com. FAST-G

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTENAL COMPANY

Date: April 18, 2012	/s/ Daniel L. Florness

Daniel L. Florness
Chief Financial Officer